UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2007
ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (917) 663-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On August 29, 2007, the Chairman and Chief Executive Officer of Altria Group, Inc. (the “Company”), Louis C. Camilleri, is hosting a live audio webcast of a conference call to discuss this morning’s announcement of the Board of Directors of the Company regarding its intention to pursue the spin-off of Philip Morris International Inc. and its vote to increase Altria’s regular quarterly dividend. The text of Mr. Camilleri’s remarks is attached as Exhibit 99.1.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Remarks by Louis C. Camilleri, Chairman and Chief Executive Officer, Altria Group, Inc. (furnished pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.
By:	/s/ G. PENN HOLSENBECK
	Name:	G. Penn Holsenbeck
Title: Vice President, Associate General Counsel and Corporate Secretary

DATE: August 29, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Remarks by Louis C. Camilleri, Chairman and Chief Executive Officer, Altria Group, Inc. (furnished pursuant to Item 7.01).